UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2001

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hartsfield Atlanta International Airport, Atlanta, Georgia 30320
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

Recent Financial Results

     On July 19, 2001, Delta Air Lines, Inc. (“Delta”) announced its unaudited financial results for the three months and six months ended June 30, 2001 and 2000. Delta also announced on that date that it expects to report a loss for the three months ending September 30, 2001.

     Delta is filing herewith as Exhibit 99.1 its unaudited Consolidated Statements of Operations for the three months and six months ended June 30, 2001 and 2000, which are incorporated herein by reference.

Labor Developments

     On June 20, 2001, Delta pilots ratified a new collective bargaining agreement between Delta and the Air Line Pilots Association, International (ALPA), the union that represents Delta pilots. The new contract becomes amendable on May 1, 2005.

     On June 22, 2001, Comair pilots ratified a new collective bargaining agreement between Comair and ALPA, the union that represents Comair pilots, ending their 89-day strike. The new contract becomes amendable on May 21, 2006.

Forward-Looking Statements

     Statements in this Form 8-K which are not purely historical facts, including statements about our estimates, expectations, beliefs, intentions or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but are not limited to, general economic conditions, including the extent of the current weakening in the U.S. economy and the related decline in business travel; competitive factors in our industry, including mergers and acquisitions; outcomes of negotiations on collective bargaining agreements and other labor matters; changes in aircraft fuel prices; disruptions to operations due to adverse weather conditions or air traffic control-related constraints; fluctuations in foreign currency exchange rates; governmental actions; the willingness of customers to travel generally and with us specifically; and the outcome of our litigation. Caution should be taken not to place undue reliance on our forward-looking statements, which are current only as of the date of this Form 8-K. More detailed information about risks and uncertainties as of other dates can be read in Delta’s past and future Forms 10-K and 10-Q and certain Forms 8-K filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits. The Exhibit Index on page 5 is hereby incorporated by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

/s/ Edward H. Bastian

	BY:	Edward H. Bastian

Senior Vice President — Finance and Controller

Date: July 31, 2001

EXHIBIT INDEX

Exhibit No	Description

99.1	Delta’s unaudited Consolidated Statements of Operations for the three month and six month periods ended June 30, 2001 and 2000.